UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Change in Control Agreement
On January 6, 2006, the Company’s Board of Directors, in consultation with the Compensation Committee of the Board of Directors, approved a form of Change in Control Agreement (the “CIC Agreement”). The CIC Agreement is intended to serve the best interests of the Company’s shareholders by providing an incentive to attract talented executives and by providing an incentive to key officers to continue in their positions on an objective and impartial basis and without distraction, whether based upon individual financial uncertainties or otherwise, or conflict of interest as a result of a possible or actual change in control of the Company. The Company is not currently aware of any potential or actual change in control.
The CIC Agreement is a “double trigger” agreement. In order for the executives to receive the payments and benefits set forth in the agreement there first must occur both (i) a change in control in the Company and (ii) a termination of the executive’s employment by the Company without cause (or a voluntary termination by the executive under certain circumstances (i.e., reduction in duties, responsibilities or pay) that will be deemed to be a termination by the Company without cause) within two years of the change in control. If both events described above occur and the executive delivers a release to the Company, the Company will be obligated to pay the executive monthly (1/24th) over a 24-month period the sum of (i) two times the executive’s annual base compensation plus (ii) two times the executive’s average annual bonus. In addition, the Company must pay the executive a lump sum payment equal to the pro rata annual bonus for the year of the termination and continue to cover the executive’s life and health insurance benefits for a period of twenty-four months following the termination.
As soon as practical the Company will enter into a separate CIC Agreement, dated January 6, 2006, with each of the following executive officers of the Company: John C. Corey, Gerald V. Pisani, Edward F. Mosel, George E. Strickler, Thomas A. Beaver, Andrew M. Oakes, Vincent F. Suttmeier, Mark J. Tervalon, and Karl E. Mentzel
Compensation Matters
See Item 5.02, below, for information with respect to compensation arrangements with John C. Corey and George E. Strickler, both of whom were recently appointed as principal officers of the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 9, 2006, the Board of Directors appointed John C. Corey as the Company’s new president and chief executive officer. Mr. Corey is a director of the Company. It is expected that Mr. Corey will commence his employment with the Company as president and chief executive officer on or about January 16, 2006. Mr. Corey succeeds Gerald V. Pisani as president and chief executive officer, who, on January 9, 2006, was appointed by the Board of Directors to be vice chairman of the Board of Directors. On January 6, 2006, the Board of Directors also approved the appointment of George E. Strickler, subject to his acceptance of the Company’s offer of employment, which was accepted on January 9, 2006, as the Company’s new executive vice president and chief financial officer. Mr. Strickler commenced employment at the Company on January 11, 2006. A copy of the Company’s January 11, 2006 press release announcing those appointments is incorporated by reference and attached hereto as Exhibit 99.1.
Mr. Corey, 58, since October 11, 2000, has served as president and chief executive officer and director of the Safety Components International (OTCBB — SAFY, herein after “SCI”), a leading low-cost supplier of airbags and components, with worldwide operations. Previously he had served as president, chief operating officer and director of SCI since March 1999. Mr. Corey served as president of Stanley Mechanics Tools, Inc., a division of The Stanley Works, a company engaged in the business of manufacturing and distributing mechanics hand tools, from September 1996 to March 1999, where he was responsible for worldwide operations. He also currently serves on the Board of Directors of the Original Equipment Suppliers Association.
Mr. Pisani, 65, has served as vice president of the Company since 1989 and president of the Stoneridge Engineered Products Group since 1992. Mr. Pisani became the Company’s chief operating officer in December 2003 and the Company’s president and chief executive officer in May 2004.
Mr. Strickler, 57, formerly was with Republic Engineered Products, Inc., where he served as executive vice president and chief financial officer since February 2004. Republic is North America’s leading supplier of special bar quality steel, a highly engineered product used in axles, drive shafts, suspension rods and other critical components of automobiles, off-highway vehicles and industrial equipment. Before joining Republic, Strickler was BorgWarner Inc.’s executive vice president and chief financial officer from February 2001 until November 2003. BorgWarner is a tier-one technology-driven manufacturer of power train components and integrated systems for major manufacturers worldwide. From February 2000 until February 2001 Mr. Strickler was executive vice president and chief financial officer of the Lake West Group, a retail consulting company. In addition, Mr. Strickler was employed at Akron-based Goodyear Tire & Rubber Co. for 30 years where he held finance and treasury positions culminating as vice president of finance. He is a certified public accountant and he holds a bachelor of science degree in accounting from Penn State University and an MBA in finance from the University of Akron.
There are no arrangements or understandings with respect to Mr. Strickler’s appointment as executive vice president and chief financial officer of the Company with any person other than an understanding between the Company and Mr. Strickler regarding his initial compensation and benefits. The Company has not entered into an employment agreement with Mr. Strickler.
Mr. Strickler’s annual base salary is $300,000. His annual bonus target is 45% of base pay for 2006. While the fiscal year 2006 annual incentive plan has not yet been adopted by the Compensation Committee, it is expected that the financial performance metrics portion of the 2006 plan will be weighted at 67% of the overall plan and will be comprised of three elements: (1) operating profit — 40%, (2) flexed operating profit — 40%, and (3) net working capital as a percent of sales — 20%. The individual-based performance portion of the plan is weighted at 33% of the overall plan and is to be comprised of two to four measurable goals. At target, 100% payout is achieved for each element of the plan; at maximum, 200% payout is achieved, while at threshold,

50% payout is achieved. Below the minimum target (threshold) no incentive compensation is earned. Prorating occurs for achievement between the minimums and maximums. The payment of incentive compensation is subject to the overall performance of the Company, and the Compensation Committee may, at its sole discretion, elect to suspend this program or delay the payment of incentive earnings if prudent fiscal management so dictates. Mr. Strickler is also eligible to participate in the Company’s customary benefit plans for senior executive personnel and the Company will provide Mr. Strickler with a car allowance and reimbursement of certain country club dues. Finally, the Compensation Committee on January 11, 2006, pursuant to the Company’s Long-Term Incentive Plan, awarded Mr. Strickler 10,000 restricted Common Shares, which shares vest (are no longer subject to a substantial risk of forfeiture) 25% on January 11 of each of 2007, 2008, 2009, 2010.
There are no arrangements or understandings with respect to Mr. Corey’s appointment as president and chief executive officer of the Company with any person other than an understanding between the Company and Mr. Corey regarding his initial compensation and benefits. The Company expects that it will enter into an employment agreement with Mr. Corey in the near future.
Pursuant to Instruction 2 to Item 5.02 the Company will file an amendment to this Form 8-K within four days of the Company and Mr. Corey entering into an employment agreement with a brief description of the material terms of the employment agreement.
Subject to finalizing an agreement, the Company currently expects that the agreement with Mr. Corey will be for an initial term of two years ending on December 31, 2007, and will be automatically renewed for one year every year unless notice of termination is delivered by either party before the end of the term.
It will provide the payment of a base salary of $525,000; a guaranteed bonus for the fiscal year 2006 of at least $250,000; participation in the annual incentive plan (subject to Compensation approval at the time) at a target of 70% of base salary; relocation benefits; a monthly car allowance; reimbursement of country club dues and a one-time country club initiation fee; reimbursement of Mr. Corey’s premiums on his life insurance and participation in the Company’s customary benefit plans for senior executive personnel. In addition, if Mr. Corey is terminated by the Company without cause, the Company will be obligated to pay him monthly (1/24th) over a 24-month period the sum of (i) two times his annual base compensation plus (ii) two times his average annual bonus. In addition, upon a termination without cause the Company must pay Mr. Corey a lump sum payment equal to the pro rata annual bonus for the year of the termination and continue to cover his life and health insurance benefits for a period of twenty-four months following the termination. The agreement will contain customary covenants by Mr. Corey regarding non-competition and non-solicitation and use of confidential information.
Finally, the Compensation Committee pursuant to the Company’s Long-Term Incentive Plan, awarded Mr. Corey 150,000 restricted Common Shares, which shares vest (are no longer subject to a substantial risk of forfeiture) 25% on January 16, 2006 (or the date Mr. Corey commences employment) and 25% on each anniversary of his employment date in January 2007, 2008 and 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: January 12, 2006	/s/ George E. Strickler

George E. Strickler, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index
99.1	Press release dated January 11, 2006 announcing the appointments of John C. Corey to president and chief executive officer and George E. Strickler to executive vice president and chief financial officer.